SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 28, 1998
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                                    KTI, INC.
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               (Exact name of Registrant as specified in Charter)


      New Jersey                      33-85234                   22-2665282
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(State or other juris-              (Commission                 (IRS Employer
diction of incorporation)           File Number)               Identification
                                                                   Number)


7000 Boulevard East, Guttenberg, New Jersey                         07093
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(Address of principal executive office)                           (Zip Code)


                                 (201) 854-7777
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              (Registrant's telephone number including area code)


                                 Not Applicable
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          Former name and former address, as changed since last report)


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     ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS



     On August 28, 1998, FCR, Inc., a Delaware corporation ("FCR"), was merged (the "Merger") with and into KTI Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Merger Sub"), pursuant to an Agreement and Plan of Merger, dated July 22, 1998 (the "Merger Agreement"), by and among the Registrant, Merger Sub, FCR and the securityholders of FCR (the "Holders"). Pursuant to the Merger Agreement, at the closing of the Merger, the securities of FCR held by the Holders were converted into the right to receive an aggregate of (i) $30.0 million in cash (the "Initial Cash Consideration"),
(ii) 1,714,285 shares of common stock, no par value (the "Common Stock"), of the Registrant (the "Initial Stock Consideration"), and (iii) an additional payment of up to $30.0 million (the "Earnout"), based upon the earnings from the operations of FCR for the period from July 1, 1998 through December 31, 1998, payable in a combination of cash and Common Stock, which Common Stock shall be valued at the greater of the market value of the Common Stock on the date the Earnout is determined and $23 per share; provided, that if the market value of the Common Stock on the date the Earnout is determined is less than $18 per share, the FCR Holders shall be entitled to an additional payment equal to the difference between $18 and such market value (the "Makeup Payment," and together with the Earnout, the Initial Cash Consideration and the Initial Stock Consideration, the "Merger Consideration"). The Merger Consideration is payable in a combination of Cash and Common Stock, and the value of the Common Stock portion of the Merger Consideration shall be equal to at least 40% of the aggregate Merger Consideration. As a result of the Merger, FCR became a wholly owned subsidiary of the Registrant.

     FCR is a diversified recycling company that provides residential and commercial recycling processing and marketing services and manufactures products, in particular, cellulose insulation, using recycled materials. FCR owns or operates twenty-three material recovery facilities, five cellulose insulation manufacturing facilities and three plastic reprocessing facilities in twelve states.

     The Registrant utilized its $150.0 million line of credit with KeyBank National Association to fund the $30.0 million Initial Cash Consideration.

     Effective as of the closing of the Merger, Mr. Paul A. Garrett, Chief Executive Officer of FCR, was named the Vice-Chairman of the Board of Directors of the Registrant and was elected to the Board of Directors of the Registrant. Mr. Brian J. Noonan, Chief Financial Officer of FCR, was named Chief Financial Officer of the Registrant. Each of Messrs. Garrett and Noonan entered into three year Employment Agreements with the Registrant, pursuant to which each one receives a base salary of $250,000 and $140,000, respectively. The Employment Agreements provide for severance benefits in the event the employee is terminated, except if the employee is terminated for cause. Also effective the closing of the Merger, two former directors of FCR, W. Chris Hegele and Carlos Aguero, were elected to the Board of Directors of the Registrant.

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Exhibits.

     Exhibit Number Description

     4.1 Agreement and Plan of Merger, dated July 22, 1998, between KTI, Inc., KTI Acquisition Sub, Inc., FCR, Inc. and certain securityholders of FCR, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated July 22, 1998.)

     4.2            Pro forma financial statements.*

     4.3 Employment Agreement, dated August 28, 1998, between the Registrant and Paul A. Garrett.

     4.4 Employment Agreement, dated August 28, 1998, between the Registrant and Brian J. Noonan.

     99.1           News Release dated August 31, 1998.

     * To be filed by amendment.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   KTI, INC.


Dated: September 7, 1999           By:       /s/ Martin J. Sergi
                                             ---------------------------
                                   Name:     Martin J. Sergi
                                   Title:    President